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                           STRUCTURED BIOLOGICALS INC.


     Option granted July 6, 1995 (herein called the "Date of Grant") by Ben-Abraham Technologies Inc. (herein called the "Company") to

                              Avi Ben-Abraham, M.D.

                                                    700,000 common shares
                                                  Option Price:  $0.47 per share

(herein called the "Optionee"):

1. GRANT OF OPTION. The Company grants to the Optionee an option to purchase, on the terms and conditions herein set forth, 700,000 common shares (herein called the "Option Shares") of the Company's capital, at the option price of $0.47 per share.

2. PERIOD OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE. This option will expire at 4:00 p.m., Toronto time, on June 30, 2000 (such date being herein called the "Expiration Date"), except that (a) if the Optionee ceases to be an officer and/or director and/or employee of the Company on or before the Expiration Date, for any reason other than death, this Option shall expire as provided in Section 5 below; and (b) if the Optionee dies on or before the Expiration Date, this option shall expire as provided in Section 6 below.

          Except as provided in Sections 5 and 6 below, none of the Option Shares may be purchased hereunder unless the Optionee, at the time he exercises this Option, is an officer and/or director and/or employee of the Company and has continuously been an officer and/or director and or employee since the date hereof.

3. METHOD OF EXERCISE OF OPTION. This Option shall be exercised in and only in the following manner: the Optionee shall give written notice to the Company, in a form satisfactory to the Company, specifying the number of Option Shares which he then elects to purchase, accompanied by payment, in cash or by certified cheque to the order of the Company, of the full option price of the shares being purchased.

4. NON-TRANSFERABILITY OF OPTION. This option shall not be transferable by the Optionee otherwise than by Will or by the laws of Descent and distribution, and it shall be exercisable, during the lifetime of the Optionee, only by him.

5. TERMINATION OF OFFICE. If the Optionee ceases on or before the Expiration Date to be an officer and/or director and/or employee for any reason other than death (a) he may, but only within the period of three (3) months next succeeding such cessation and in no event after the Expiration Date, exercise this Option if and to the extent that he was entitled to exercise it at the date of such cessation; and (b) such Option shall expire (except as provided in Section 6 below) at 4:00 p.m. Toronto time, on whichever is the earlier of (i) the last day of such three (3) months' period or (ii)the Expiration Date.



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                                       -2-

6. DEATH OF OPTIONEE. If the Optionee dies while he is an officer and/or director and/or employee of the Company, this Option shall be exercisable within, but only within the period of six (6) months next succeeding his death and in no event after the Expiration Date, and then only if and to the extent that the Optionee was entitled to exercise this Option at the date of his death; and this Option shall expire at 4:00 p.m., Toronto time, on whichever is the earlier of (i) six (6) months from the date of the Optionee's death or (ii) the Expiration Date. Except as otherwise indicated by the context, the term "Optionee", as used in this Option, shall be deemed to include any person acting under this Section 6.

7.        ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS.

          (a) In case the Company shall hereafter declare or pay to the holders of its capital a dividend or dividends in stock of the Company, the Optionee, upon any exercise of this Option, shall be entitled to receive (in addition to the Option Shares purchased upon such exercise and without any payment other than the option price for such shares) such additional share or shares of stock as the Optionee would have received as such dividend or dividends if; from the date of the granting of this Option, he had been the holder of record of the Option Shares so purchased and had not, prior to the date of such exercise, disposed of any such Option Shares or any shares which he would have received as a stock dividend or dividends stemming from such holding of such Option Shares.

          (b) In case of any reorganization or recapitalization of the Company (by reclassification of its outstanding capital stock or otherwise), or its consolidation or merger with or into another corporation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, pursuant to any of which events the then outstanding shares of the Company's capital are split up or combined, or are changed into or become exchangeable for other shares of stock, the Optionee, upon any exercise of this Option, shall be entitled to receive, in lieu of the Option Shares which he would otherwise be entitled to receive upon such exercise and without any payment in addition to the option price therefor, the shares of stock which the Optionee would have received upon such reorganization, recapitalization, consolidation, merger, sale or other transfer, if immediately prior thereto he had owned the Option Shares to which such exercise of this Option relates and had exchanged such Option Shares in accordance with the terms of such reorganization, recapitalization, consolidation, merger, sale or other transfer.

          (c) In case of any distribution by the Company of rights to stockholders, the issuance of stock options to persons other than employees, the issuance by the Company of securities convertible into the Company's capital stock shall have been changed or for which it shall have been exchanged, or any other change in the capital structure of the Company (other than as specified above in this Section 7), which, in the judgment of the Company, would effect a dilution of the Optionee's rights hereunder, the Company may make such adjustment, if any, as it shall deem appropriate in the number or kind or option price of shares then purchasable under this Option, and such adjustment shall be effective and binding for all purposes of this Option.



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                                       -3-

          Notwithstanding the foregoing provisions of this Section 7, no adjustment provided for in this Section 7 shall require the Company to sell a fractional share under this Option.

8. DELIVERY OF STOCK CERTIFICATES. Upon each exercise of this Option, the Company, as promptly as practicable, shall mail or deliver to the Optionee stock certificates representing the common shares then purchased. The issuance of such shares and delivery of the certificates therefor shall, however, be subject to any delay necessary to complete (a) the admission of such shares, or any of them, to listing on any stock exchange on which the Company's capital may then be listed; and (b) such registration or other qualification of such shares, or any of them, under any law, rule or regulation as the Company may determine to be necessary or advisable.

9. NOTICES, ETC. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's principal office or at such other address as the Company may designate by notice to the Optionee.

          Any notice or other communication to the Optionee hereunder shall be in writing and any such communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed, delivered or given to the Optionee at such address as the Optionee may have on file with the Company or in care of the Company at its principal executive office in Toronto, Ontario.

10. WAIVER. The waiver by the Company of any provision of this Option shall not operate as or be construed to be a waiver of the same provision or any other provision hereof at any subsequent time or for any other purpose.

11. IRREVOCABILITY. This Option shall be irrevocable until it expires as herein provided.

12. VALIDITY, INTERPRETATION AND CONSTRUCTION. The interpretation and construction of this Option are vested in the Board of Directors of the Company whose interpretations and construction shall be final and conclusive. The section headings in this Option are for convenience of reference only and shall not be deemed part of, or germane to the interpretation or construction of, this Option.

     IN WITNESS WHEREOF the Company has caused this Option to be executed and its corporate seal to be hereunto affixed by its proper corporate officers hereunto duly authorized.

                                   Structured Biologicals Inc.

                                   By:  /s/
                                      -----------------------------------------
                                                     President

                                   By:  /s/
                                      -----------------------------------------
                                                     Secretary



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                                       -4-


     AGREED to, such option to supplement any and all options heretofore granted to the undersigned by the Company or its predecessor corporations.


                              /s/ Avi Ben-Abraham, M.D.
                              ------------------------------------
                              AVI BEN-ABRAHAM, M.D.